UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 1, 2021

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2015, the Board of Directors of Lipocine Inc. (the “Company”) adopted a stockholder rights plan. The plan is similar to plans adopted by many other companies and was not adopted in response to any hostile takeover attempt. On November 5, 2018, the Board of Directors adopted an Amended and Restated Stockholder Rights Agreement in order to extend the expiration date of the stockholder rights plan until November 5, 2021. On November 1, 2021, the Company adopted a Second Amended and Restated Stockholder Rights Agreement (the “Rights Agreement”) in order to extend the expiration date of the stockholder rights plan until November 1, 2024. Other than extending the expiration date of the Rights Agreement, no material changes have been made to the prior stockholder rights plan.

Preferred stock purchase rights (the “Rights”) were distributed to the stockholders on November 30, 2015. The Rights Agreement is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company’s stockholders.

Each Right entitles stockholders to buy one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $63.96 per one-thousandth share (the “Purchase Price”). The Rights generally become exercisable upon the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has, subsequent to the adoption of the Rights Agreement, become an Acquiring Person (as defined below) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common stock of the Company (the earlier of the dates described in clauses (i) and (ii) being called the “Distribution Date”). Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership, subsequent to the adoption of the Rights Agreement, of 15% or more of the outstanding shares of common stock of the Company.

In the event that a person becomes an Acquiring Person, other than pursuant to a board-approved tender or exchange offer for all the outstanding shares of the Company, then each Right not owned by an Acquiring Person will entitle its holder to purchase from the Company, at the Right’s then current exercise price, in lieu of shares of Preferred Stock, that number of shares of common stock of the Company which at the time such person became an Acquiring Person had a market value of twice the Purchase Price (the Company may at its option substitute one one-thousandth of a share of Series A Preferred Stock for some or all of the shares of common stock so issuable).

In addition, if after any person has become an Acquiring Person, (a) the Company is acquired in a merger or other business combination, or (b) 50% or more of the Company’s assets, or assets accounting for 50% or more of its earning power, are sold, leased, exchanged or otherwise transferred (in one or more transactions), proper provision shall be made so that each holder of a Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof, whose Rights became void) shall thereafter have the right to purchase from the acquiring corporation, for the Purchase Price, that number of shares of common stock of the acquiring corporation which at the time of such transaction would have a market value of twice the Purchase Price.

The Company is entitled to redeem the Rights at $0.001 per Right at any time prior to the time an Acquiring Person becomes such.

The Rights are intended to enable all stockholders to realize the long-term value of their investment in the Company. The Rights do not prevent a takeover attempt, but should encourage anyone seeking to acquire the Company to negotiate directly with the Board of Directors.

The above description of the terms of the Rights Agreement is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Second Amended and Restated Stockholder Rights Agreement and related exhibits, dated November 1, 2021, between the Company and American Stock Transfer & Trust Company, LLC, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2021, in connection with the adoption of the Second Amended and Restated Stockholder Rights Agreement, the Company filed with the Secretary of State of the State of Delaware a Certificate of Increase (the “Certificate of Increase”) increasing the authorized shares of Series A Junior Participating Preferred Stock from 50,000 shares to 100,000 shares.

The above description of the terms of the Certificate of Increase is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Certificate of Increase attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Increase of Series A Junior Participating Preferred Stock.

4.1	Second Amended & Restated Rights Agreement, dated November 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	November 1, 2021	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer